Assured Guaranty Ltd.
December 31, 2024
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (i) significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates or general economic conditions, including the possibility of a recession or stagflation; (ii) geopolitical risk, terrorism and political violence risk, including those arising out of Russia’s invasion of Ukraine and intentional or accidental escalation between The North Atlantic Treaty Organization (NATO) and Russia, conflict in the Middle East and confrontation over Iran’s nuclear program, the polarized political environment in the United States (U.S.), and U.S. – China strategic competition; (iii) cybersecurity risk and the impacts of artificial intelligence, machine learning and other technological advances, including potentially increasing the risks of malicious cyber attacks, dissemination of misinformation, and disruption of markets, including the markets in which the Company participates; (iv) the possibility of a U.S. government shutdown, payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings; (v) developments in the world’s financial and capital markets, including stresses in the financial condition of banking institutions in the U.S. and the possibility that increasing participation of unregulated financial institutions in these markets results in losses or lower valuations of assets, reduced liquidity and credit and/or contraction of these markets, that adversely affect repayment rates of insured obligors, Assured Guaranty’s insurance loss or recovery experience, or investments of Assured Guaranty; (vi) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (vii) the possibility that budget or pension shortfalls, difficulties in obtaining additional financing or other factors will result in credit losses or liquidity claims on obligations of state, territorial and local governments, their related authorities, public corporations and other obligors that Assured Guaranty insures or reinsures; (viii) insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including below-investment-grade (BIG) healthcare, U.K. regulated utilities, European renewable energy, and Puerto Rico Electric Power Authority (PREPA) exposures; (ix) the impact of Assured Guaranty satisfying its obligations under insurance policies with respect to legacy insured Puerto Rico bonds; (x) the possibility that underwriting insurance in new jurisdictions and/or covering new sectors or classes of business does not result in the benefits anticipated or subjects Assured Guaranty to negative consequences; (xi) increased competition, including from new entrants into the financial guaranty industry, nonpayment insurance and other forms of capital saving or risk syndication available to banks and insurers; (xii) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to other negative or unanticipated consequences; (xiii) the impacts of Assured Guaranty’s transaction with Sound Point Capital Management, LP (Sound Point, LP) and certain of its investment management affiliates (together with Sound Point, LP, Sound Point) on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies and the obligors it insures and on Assured Guaranty’s Asset Management segment results; (xiv) the possibility that mergers, acquisitions, divestitures and other strategic transactions made by Assured Guaranty, including the transactions with Sound Point and/or Assured Healthcare Partners LLC (AHP) and/or merger of Assured Guaranty Municipal Corp. (AGM) with and into Assured Guaranty Inc. (AG, formerly Assured Guaranty Corp.), do not result in the benefits anticipated or subject Assured Guaranty to negative consequences; (xv) the inability to control the business, management or policies of entities in which Assured Guaranty holds a minority interest; (xvi) the impact of market volatility on the fair value of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, contracts accounted for as derivatives, its committed capital securities, its consolidated investment vehicles (CIVs) and consolidated variable interest entities (VIEs); (xvii) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (xviii) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (xix) changes in applicable accounting policies or practices; (xx) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (xxi) the possibility that legal or regulatory decisions or determinations subject Assured Guaranty or obligations that it insures or reinsures to negative consequences; (xxii) difficulties with the execution of Assured Guaranty’s business strategy; (xxiii) loss of key personnel; (xxiv) public health crises, including pandemics and endemics, and the governmental and private actions taken in response to such events; (xxv) natural or man-made catastrophes; (xxvi) the impact of climate change on Assured Guaranty’s business and regulatory actions taken related to such risk; (xxvii) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (SEC); (xxviii) other risks and uncertainties that have not been identified at this time; and (xxix) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP (1) Highlights
Net income (loss) attributable to AGL	$18	$376	$376	$739
Net income (loss) attributable to AGL per diluted share	$0.35	$6.40	$6.87	$12.30
Weighted average shares outstanding
Basic shares outstanding	50.9	57.0	53.3	58.4
Diluted shares outstanding	51.9	58.3	54.3	59.6
Effective tax rate on net income	26.6%	(87.9)%	19.7%	(13.9)%
GAAP return on equity (ROE) (4)	1.3%	27.5%	6.7%	13.7%

Non-GAAP Highlights (2)
Adjusted operating income (loss)	$66	$338	$389	$648
Adjusted operating income (loss) per diluted share (2)	$1.27	$5.75	$7.10	$10.78
Weighted average diluted shares outstanding	51.9	58.3	54.3	59.6
Effective tax rate on adjusted operating income (3)	19.4%	(117.0)%	19.2%	(19.6)%
Adjusted operating ROE (2)(4)	4.5%	23.1%	6.6%	11.2%

Components of adjusted operating income (loss) (2)
Insurance segment	$98	$339	$525	$621
Asset Management segment	—	6	5	3
Corporate division	(34)	(16)	(135)	45
Other (6)	2	9	(6)	(21)
Adjusted operating income (loss)	$66	$338	$389	$648

Insurance Segment
Gross written premiums (GWP)	$186	$136	$440	$357
Present value of new business production (PVP) (2)	121	155	402	404
Gross par written	11,226	8,675	31,829	28,960

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$17	$3	$73	$29
Fair value gains (losses) of credit derivatives, pre-tax	—	—	—	1
Net income effect	14	2	57	23
Net income per diluted share	0.27	0.04	1.05	0.39

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues (5), pre-tax	$17	$3	$73	$30
Adjusted operating income (5) effect	14	2	57	23
Adjusted operating income per diluted share (5)	0.27	0.04	1.05	0.39

1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
4)    Quarterly ROE calculations represent annualized returns. See page 6 for additional information on calculation.
5)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums and credit derivative revenues) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
6)    Represents the effect of consolidating financial guaranty variable interest entities (FG VIEs) and CIVs (FG VIE and CIV consolidation).

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	December 31, 2024		December 31, 2023
	Amount	Per Share	Amount	Per Share
Shareholders’ equity attributable to AGL	$5,495	$108.80	$5,713	$101.63
Adjusted operating shareholders’ equity (1)	5,795	114.75	5,990	106.54
Adjusted book value (1)	8,592	170.12	8,765	155.92
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity	—	0.01	5	0.07
Adjusted book value	(6)	(0.13)	—	—

Shares outstanding at the end of period	50.5		56.2

Exposure
Financial guaranty net debt service outstanding	$415,966		$397,636
Financial guaranty net par outstanding:
Investment grade	$251,370		$243,716
Below-investment-grade (BIG)	10,182		5,437
Total	261,552		249,153

Claims-paying resources (2)	$10,211		$10,665

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 19 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Net earned premiums	$103	$83	$403	$344
Net investment income	93	95	340	365
Asset management fees	—	—	—	53
Net realized investment gains (losses)	7	6	9	(14)
Fair value gains (losses) on credit derivatives	5	(1)	24	114
Fair value gains (losses) on committed capital securities (CCS)	2	—	(10)	(35)
Fair value gains (losses) on FG VIEs	—	10	(11)	8
Fair value gains (losses) on CIVs	15	28	69	88
Foreign exchange gains (losses) on remeasurement	(70)	44	(27)	53
Fair value gains (losses) on trading securities	—	32	52	74
Gain on sale of asset management subsidiaries	—	7	—	262
Other income (loss)	1	23	23	61
Total revenues	156	327	872	1,373
Expenses
Loss and loss adjustment expense (LAE) (benefit)	28	3	(26)	162
Interest expense	23	23	91	90
Amortization of deferred acquisition costs (DAC)	6	3	20	13
Employee compensation and benefit expenses	49	52	202	251
Other operating expenses	35	47	159	217
Total expenses	141	128	446	733
Income (loss) before income taxes and equity in earnings (losses) of investees	15	199	426	640
Equity in earnings (losses) of investees	15	3	62	28
Income (loss) before income taxes	30	202	488	668
Less: Provision (benefit) for income taxes	8	(177)	96	(93)
Net income (loss)	22	379	392	761
Less: Noncontrolling interests	4	3	16	22
Net income (loss) attributable to AGL	$18	$376	$376	$739

Earnings per share:
Basic	$0.36	$6.54	$7.01	$12.54
Diluted	$0.35	$6.40	$6.87	$12.30

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	December 31,	December 31,
	2024	2023
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$6,369	$6,307
Fixed-maturity securities, trading, at fair value	147	318
Short-term investments, at fair value	1,221	1,661
Other invested assets	926	829
Total investments	8,663	9,115
Cash	121	97
Premiums receivable, net of commissions payable	1,551	1,468
DAC	176	161
Salvage and subrogation recoverable	396	298
FG VIEs’ assets	147	328
Assets of CIVs	101	366
Other assets	746	706
Total assets	$11,901	$12,539

Liabilities
Unearned premium reserve	$3,719	$3,658
Loss and LAE reserve	268	376
Long-term debt	1,699	1,694
FG VIEs’ liabilities, at fair value	164	554
Other liabilities	498	492
Total liabilities	6,348	6,774

Shareholders’ equity
Common shares	1	1
Retained earnings	5,878	6,070
Accumulated other comprehensive income (loss)	(385)	(359)
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,495	5,713
Nonredeemable noncontrolling interests	58	52
Total shareholders’ equity	5,553	5,765
Total liabilities and shareholders’ equity	$11,901	$12,539

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net income (loss) attributable to AGL	$18	$376	$376	$739
Less pre-tax adjustments:
Realized gains (losses) on investments	7	6	9	(14)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	3	(3)	14	106
Fair value gains (losses) on CCS	2	—	(10)	(35)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(68)	42	(26)	51
Total pre-tax adjustments	(56)	45	(13)	108
Less tax effect on pre-tax adjustments	8	(7)	—	(17)
Adjusted operating income (loss)	$66	$338	$389	$648

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$2	$9	$(6)	$(21)

Components of adjusted operating income:
Segments:
Insurance	$98	$339	$525	$621
Asset Management	—	6	5	3
Total segments	98	345	530	624
Corporate division	(34)	(16)	(135)	45
Other	2	9	(6)	(21)
Adjusted operating income (loss)	$66	$338	$389	$648

Per diluted share:
Net income (loss) attributable to AGL	$0.35	$6.40	$6.87	$12.30
Less pre-tax adjustments:
Realized gains (losses) on investments	0.13	0.11	0.16	(0.23)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.05	(0.06)	0.27	1.75
Fair value gains (losses) on CCS	0.03	—	(0.19)	(0.57)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(1.29)	0.71	(0.47)	0.84
Total pre-tax adjustments	(1.08)	0.76	(0.23)	1.79
Less tax effect on pre-tax adjustments	0.16	(0.11)	—	(0.27)
Adjusted operating income (loss)	$1.27	$5.75	$7.10	$10.78

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$0.04	$0.15	$(0.12)	$(0.35)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2024	2024	2023	2023	2022
Shareholders’ equity attributable to AGL	$5,495	$5,728	$5,713	$5,252	$5,064
Adjusted operating shareholders’ equity	5,795	5,875	5,990	5,735	5,543
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders’ equity	—	(5)	5	4	17

		Three Months Ended		Year Ended
		December 31,		December 31,
		2024	2023	2024	2023
Net income (loss) attributable to AGL		$18	$376	$376	$739
Adjusted operating income (loss)		66	338	389	648

Average shareholders’ equity attributable to AGL		$5,612	$5,483	$5,604	$5,389
Average adjusted operating shareholders’ equity		5,835	5,863	5,893	5,767
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders’ equity		(3)	5	3	11

GAAP ROE (1)		1.3%	27.5%	6.7%	13.7%
Adjusted operating ROE (1)		4.5%	23.1%	6.6%	11.2%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2024	2024	2023	2023	2022
Reconciliation of shareholders’ equity attributable to AGL to adjusted book value:
Shareholders’ equity attributable to AGL	$5,495	$5,728	$5,713	$5,252	$5,064
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	49	45	34	38	(71)
Fair value gains (losses) on CCS	2	1	13	12	47
Unrealized gain (loss) on investment portfolio	(397)	(211)	(361)	(609)	(523)
Less taxes	46	18	37	76	68
Adjusted operating shareholders’ equity	5,795	5,875	5,990	5,735	5,543
Pre-tax reconciling items:
Less: DAC	176	172	161	158	147
Plus: Net present value of estimated net future revenue	202	189	199	190	157
Plus: Net deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed	3,473	3,370	3,436	3,404	3,428
Plus taxes	(702)	(680)	(699)	(612)	(602)
Adjusted book value	$8,592	$8,582	$8,765	$8,559	$8,379

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax provision (benefit) of $0, $(1), $1, $1, and $4)	$—	$(5)	$5	$4	$17
Adjusted book value (net of tax provision (benefit) of $(2), $(2), $0, $(1), and $3)	$(6)	$(9)	$—	$(2)	$11
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Income Components (1 of 4)
(in millions)

Components of Income for the Three Months Ended December 31, 2024

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$104	$—	$—	$(1)	$—	$103
Net investment income	93	—	4	(4)	—	93
Net realized investment gains (losses)	—	—	—	—	7	7
Fair value gains (losses) on credit derivatives (2)	3	—	—	—	2	5
Fair value gains (losses) on CCS	—	—	—	—	2	2
Fair value gains (losses) on FG VIEs	—	—	—	—	—	—
Fair value gains (losses) on CIVs	—	—	—	15	—	15
Foreign exchange gains (losses) on remeasurement	(2)	—	—	—	(68)	(70)
Fair value gains (losses) on trading securities	—	—	—	—	—	—
Other income (loss)	1	—	—	—	—	1
Total revenues	199	—	4	10	(57)	156

Expenses
Loss and LAE (benefit) (3)	31	—	—	(2)	(1)	28
Interest expense	—	—	26	(3)	—	23
Amortization of DAC	6	—	—	—	—	6
Employee compensation and benefit expenses	42	—	7	—	—	49
Other operating expenses	27	—	8	—	—	35
Total expenses	106	—	41	(5)	(1)	141
Equity in earnings (losses) of investees	19	—	5	(9)	—	15
Less: Provision (benefit) for income taxes	14	—	2	—	(8)	8
Less: Noncontrolling interests	—	—	—	4	—	4
Total	$98	$—	$(34)	$2	$(48)	$18
1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (2 of 4)
(in millions)

Components of Income for the Three Months Ended December 31, 2023

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$83	$—	$—	$—	$—	$83
Net investment income	97	—	2	(4)	—	95
Asset management fees	—	—	—	—	—	—
Net realized investment gains (losses)	—	—	—	—	6	6
Fair value gains (losses) on credit derivatives (2)	3	—	—	—	(4)	(1)
Fair value gains (losses) on CCS	—	—	—	—	—	—
Fair value gains (losses) on FG VIEs	—	—	—	10	—	10
Fair value gains (losses) on CIVs	—	—	—	28	—	28
Foreign exchange gains (losses) on remeasurement	2	—	—	—	42	44
Fair value gains (losses) on trading securities	32	—	—	—	—	32
Gain on sale of asset management subsidiaries	—	—	7	—	—	7
Other income (loss)	16	5	3	(1)	—	23
Total revenues	233	5	12	33	44	327

Expenses
Loss and LAE (benefit) (3)	7	—	—	(3)	(1)	3
Interest expense	—	—	26	(3)	—	23
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	42	—	10	—	—	52
Other operating expenses	29	3	15	—	—	47
Total expenses	81	3	51	(6)	(1)	128
Equity in earnings (losses) of investees	22	5	—	(24)	—	3
Less: Provision (benefit) for income taxes	(165)	1	(23)	3	7	(177)
Less: Noncontrolling interests	—	—	—	3	—	3
Total	$339	$6	$(16)	$9	$38	$376

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (3 of 4)
(in millions)

Components of Income for the Year Ended December 31, 2024

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$406	$—	$—	$(3)	$—	$403
Net investment income	339	—	14	(13)	—	340
Asset management fees	—	—	—	—	—	—
Net realized investment gains (losses)	—	—	—	—	9	9
Fair value gains (losses) on credit derivatives (2)	11	—	—	—	13	24
Fair value gains (losses) on CCS	—	—	—	—	(10)	(10)
Fair value gains (losses) on FG VIEs	—	—	—	(11)	—	(11)
Fair value gains (losses) on CIVs	—	—	—	69	—	69
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	(26)	(27)
Fair value gains (losses) on trading securities	52	—	—	—	—	52
Other income (loss)	14	10	3	(4)	—	23
Total revenues	821	10	17	38	(14)	872

Expenses
Loss and LAE (benefit) (3)	(18)	—	—	(7)	(1)	(26)
Interest expense	—	—	101	(10)	—	91
Amortization of DAC	20	—	—	—	—	20
Employee compensation and benefit expenses	170	—	32	—	—	202
Other operating expenses	117	6	36	—	—	159
Total expenses	289	6	169	(17)	(1)	446
Equity in earnings (losses) of investees	102	2	5	(47)		62
Less: Provision (benefit) for income taxes	109	1	(12)	(2)	—	96
Less: Noncontrolling interests	—	—	—	16	—	16
Total	$525	$5	$(135)	$(6)	$(13)	$376
1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (4 of 4)
(in millions)

Components of Income for the Year Ended December 31, 2023

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$347	$—	$—	$(3)	$—	$344
Net investment income	370	—	8	(13)	—	365
Asset management fees	—	64	—	(11)	—	53
Net realized investment gains (losses)	—	—	—	—	(14)	(14)
Fair value gains (losses) on credit derivatives (2)	10	—	—	—	104	114
Fair value gains (losses) on CCS	—	—	—	—	(35)	(35)
Fair value gains (losses) on FG VIEs	—	—	—	8	—	8
Fair value gains (losses) on CIVs	—	—	—	88	—	88
Foreign exchange gains (losses) on remeasurement	3	—	—	(1)	51	53
Fair value gains (losses) on trading securities	74	—	—	—	—	74
Gain on sale of asset management subsidiaries	—	—	262	—	—	262
Other income (loss)	51	12	5	(7)	—	61
Total revenues	855	76	275	61	106	1,373

Expenses
Loss and LAE (benefit) (3)	161	—	—	3	(2)	162
Interest expense	—	1	99	(10)	—	90
Amortization of DAC	13	—	—	—	—	13
Employee compensation and benefit expenses	154	59	38	—	—	251
Other operating expenses	107	18	79	13	—	217
Total expenses	435	78	216	6	(2)	733
Equity in earnings (losses) of investees	82	5	—	(59)	—	28
Less: Provision (benefit) for income taxes	(119)	—	14	(5)	17	(93)
Less: Noncontrolling interests	—	—	—	22	—	22
Total	$621	$3	$45	$(21)	$91	$739

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of December 31, 2024
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions (3)	$2,032	$(14)	3.68%	3.24%	$1,940	$75
U.S. government and agencies	72	—	2.99	2.41	67	2
Corporate securities	2,586	(7)	3.56	2.96	2,382	92
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (2)(3)	657	(21)	5.17	4.13	567	34
Commercial mortgage-backed securities	189	—	3.90	3.11	186	7
Asset-backed securities (ABS)
Collateralized loan obligation (CLOs)	615	(1)	11.87	9.37	611	73
Other ABS (3)	593	(17)	4.27	3.43	547	25
Non-U.S. government securities	83	—	1.98	1.96	69	2
Total fixed maturity securities, available-for-sale	6,827	(60)	4.54	3.76	6,369	310
Short-term investments	1,221	—	4.32	3.47	1,221	53
Cash (4)	121	—	—	—	121	—
Total	$8,169	$(60)	4.51%	3.72%	$7,711	$363

Fixed maturity securities, trading (6)					$147

Ratings (5):	Fair Value	% of Portfolio
U.S. government and agencies	$67	1.0%
AAA/Aaa	795	12.5%
AA/Aa	2,163	34.0%
A/A	1,505	23.6%
BBB	1,039	16.3%
BIG	517	8.1%
Not rated (7)	283	4.5%
Total fixed maturity securities, available-for-sale	$6,369	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		3.6
1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes fair value of $130 million in subprime RMBS, of which 92% were rated BIG.
3)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
4)    Cash is not included in the yield calculation.
5)    Ratings generally reflect the lower of Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC classifications except for purchased securities that the Company has insured, and for which it had expected losses to be paid (Loss Mitigation Securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities total $824 million in par with carrying value of $569 million and are primarily included in the BIG category.
6)    Primarily includes contingent value instruments (CVI) received in connection with the trusts established as a result of the resolution of the Company’s exposure to insured Puerto Rico credits experiencing payment default other than PREPA. These securities are not rated.
7)    Primarily includes CLO equity tranches.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (1 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2024

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,351	$18	$—	$6,369
Fixed-maturity securities, trading	147	—	—	147
Total fixed-maturity securities	6,498	18	—	6,516
Short-term investments	810	411	—	1,221
Cash	78	8	35	121
Total short-term investments and cash	888	419	35	1,342
Other invested assets
Equity method investments:
Sound Point	—	418	—	418
Funds:
CLOs (5)	100	—	—	100
Private healthcare investing	153	—	—	153
Asset-based/specialty finance	142	—	(33)	109
Middle market direct lending	11	—	—	11
Other	2	118	—	120
Total funds	408	118	(33)	493
Other	—	3	—	3
Total equity method investments	408	539	(33)	914
Other	9	3	—	12
Other invested assets	417	542	(33)	926
Total investment portfolio and cash (4)	$7,803	$979	$2	$8,784
CIVs
Assets of CIVs	$—	$—	$101	$101
Liabilities of CIVs	—	—	—	—
Nonredeemable noncontrolling interests	—	—	(58)	(58)
Total CIVs	$—	$—	$43	$43

1)    Includes the Company’s U.S., Bermuda, United Kingdom (U.K.) and French insurance subsidiaries and AG Asset Strategies LLC (AGAS) (separate company, excluding the effect of consolidating CIVs).
2)    Includes the Company’s holding companies: AGL, Assured Guaranty US Holdings Inc. (AGUS) and Assured Guaranty Municipal Holdings Inc. (AGMH).
3)    Includes the Company’s non insurance subsidiaries, non-U.S. holding companies and CIVs and related intercompany eliminations.
4)    The alternative investments, excluding the ownership interest in Sound Point, had an inception-to-date annualized internal rate of return (IRR) of 13%, a year-to-date return of 16% and a quarter-to-date return of 4%. Returns are calculated using the cash basis IRR method and are annualized, other than quarter-to-date returns.
5)    In 2024, $263 million of CLO equity tranches were transferred to the fixed-maturity, available-for-sale securities from a previously consolidated CLO fund.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (2 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2023

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,286	$21	$—	$6,307
Fixed-maturity securities, trading	318	—	—	318
Total fixed-maturity securities	6,604	21	—	6,625
Short-term investments	1,328	332	1	1,661
Cash	52	7	38	97
Total short-term investments and cash	1,380	339	39	1,758
Other invested assets
Equity method investments:
Sound Point	—	429	—	429
Funds:
CLOs	302	—	(223)	79
Private healthcare investing	102	—	—	102
Asset-based/specialty finance	166	—	(82)	84
Middle market direct lending	5	—	—	5
Other	117	—	—	117
Total funds	692	—	(305)	387
Other	—	7	—	7
Total equity method investments	692	436	(305)	823
Other	3	3	—	6
Other invested assets	695	439	(305)	829
Total investment portfolio and cash (4)	$8,679	$799	$(266)	$9,212
CIVs
Assets of CIVs	$—	$—	$366	$366
Liabilities of CIVs	—	—	(4)	(4)
Nonredeemable noncontrolling interests	—	—	(52)	(52)
Total CIVs	$—	$—	$310	$310

1)    Includes the Company’s U.S., Bermuda, U.K. and French insurance subsidiaries and AGAS (separate company, excluding the effect of consolidating CIVs).
2)    Includes the Company’s holding companies: AGL, AGUS and AGMH.
3)    Includes the Company’s non insurance subsidiaries, non-U.S. holding companies and CIVs and related intercompany eliminations.
4)    The alternative investments, excluding the ownership interest in Sound Point, had an inception-to-date annualized IRR of 13%, a year-to-date return of 14% and a quarter-to-date return of 3%.

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs by Segment (1 of 2)
(dollars in millions)

	Three Months Ended December 31, 2024
	Insurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$76	$—	$—	$(1)	$75
Short-term investments	13	—	4	—	17
Other	4	—	—	(3)	1
Total net investment income	$93	$—	$4	$(4)	$93

Fair value gains (losses) on trading securities	$—	$—	$—	$—	$—

Equity in earnings (losses) of investees
Sound Point	$—	$1	$—	$—	$1
Funds:
CLOs	9	—	—	(7)	2
Private healthcare investing	3	—	—	—	3
Asset-based/specialty finance	6	—	—	(2)	4
Middle market direct lending	1	—	—	—	1
Other	—	—	5	—	5
Total funds (1)	19	—	5	(9)	15
Other	—	(1)	—	—	(1)
Equity in earnings (losses) of investees	$19	$—	$5	$(9)	$15

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$15	$15
Noncontrolling interests	—	—	—	(4)	(4)
Total CIVs	$—	$—	$—	$11	$11

	Three Months Ended December 31, 2023
	Insurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$77	$—	$—	$(1)	$76
Short-term investments	18	—	2	—	20
Other	2	—	—	(3)	(1)
Total net investment income	$97	$—	$2	$(4)	$95

Fair value gains (losses) on trading securities	$32	$—	$—	$—	$32

Equity in earnings (losses) of investees
Sound Point (2)	$—	$5	$—	$—	$5
Funds:
CLOs	27	—	—	(23)	4
Private healthcare investing	(2)	—	—	—	(2)
Asset-based/specialty finance	2	—	—	(1)	1
Other	(5)	—	—	—	(5)
Total funds (1)	22	—	—	(24)	(2)
Other	—	—	—	—	—
Equity in earnings (losses) of investees	$22	$5	$—	$(24)	$3

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$28	$28
Noncontrolling interests	—	—	—	(3)	(3)
Total CIVs	$—	$—	$—	$25	$25

1)    Relates to funds managed by Sound Point and AHP, and certain other managers, as well as, prior to July 1, 2023, AssuredIM. Investments in funds are reported on a one-quarter lag.
2)    The Company’s share of Sound Point earnings is reported for the first time in the fourth quarter of 2023.

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs by Segment (2 of 2)
(dollars in millions)

	Year Ended December 31, 2024
	Insurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$259	$—	$—	$(3)	$256
Short-term investments	69	—	14	—	83
Other	11	—	—	(10)	1
Total net investment income	$339	$—	$14	$(13)	$340

Fair value gains (losses) on trading securities	$52	$—	$—	$—	$52

Equity in earnings (losses) of investees
Sound Point	$—	$6	$—	$—	$6
Funds:
CLOs	47	—	—	(33)	14
Private healthcare investing	11	—	—	—	11
Asset-based/specialty finance	24	—	—	(14)	10
Middle market direct lending	2	—	—	—	2
Other	18	—	5	—	23
Total funds (1)	102	—	5	(47)	60
Other	—	(4)	—	—	(4)
Equity in earnings (losses) of investees	$102	$2	$5	$(47)	$62

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$69	$69
Noncontrolling interests	—	—	—	(16)	(16)
Total CIVs	$—	$—	$—	$53	$53

	Year Ended December 31, 2023
	Insurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$294	$—	$—	$(3)	$291
Short-term investments	65	—	8	—	73
Other	11	—	—	(10)	1
Total net investment income	$370	$—	$8	$(13)	$365

Fair value gains (losses) on trading securities	$74	$—	$—	$—	$74

Equity in earnings (losses) of investees
Sound Point (2)	$—	$5	$—	$—	$5
Funds:
CLOs	50	—	—	(46)	4
Private healthcare investing	19	—	—	(9)	10
Asset-based/specialty finance	5	—	—	(4)	1
Other	8	—	—	—	8
Total funds (1)	82	—	—	(59)	23
Other	—	—	—	—	—
Equity in earnings (losses) of investees	$82	$5	$—	$(59)	$28

CIVs
Fair value gains (losses) on CIVs (3)	$—	$—	$—	$88	$88
Noncontrolling interests	—	—	—	(22)	(22)
Total CIVs	$—	$—	$—	$66	$66

1)    Relates to funds managed by Sound Point and AHP, and certain other managers, as well as, prior to July 1, 2023, AssuredIM. Investments in funds are generally reported on a one-quarter lag.
2)    The Company’s share of Sound Point earnings is reported for the first time in the fourth quarter of 2023.
3)    Includes loss on deconsolidation of $16 million.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Segment revenues
Net earned premiums and credit derivative revenues	$107	$86	$417	$357
Net investment income	93	97	339	370
Fair value gains (losses) on trading securities	—	32	52	74
Foreign exchange gains (losses) on remeasurement and other income (loss)	(1)	18	13	54
Total segment revenues	199	233	821	855

Segment expenses
Loss expense (benefit)	31	7	(18)	161
Amortization of DAC	6	3	20	13
Employee compensation and benefit expenses	42	42	170	154
Other operating expenses	27	29	117	107
Total segment expenses	106	81	289	435
Equity in earnings (losses) of investees	19	22	102	82
Segment adjusted operating income (loss) before income taxes	112	174	634	502
Less: Provision (benefit) for income taxes	14	(165)	109	(119)
Segment adjusted operating income (loss)	$98	$339	$525	$621

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2024
	AG	AG Re (1)	Eliminations (2)	Total
Claims-paying resources
Policyholders’ surplus	$3,524	$746	$59	$4,329
Contingency reserve	1,392	—	—	1,392
Qualified statutory capital	4,916	746	59	5,721
Unearned premium reserve and net deferred ceding commission income(3)	2,424	599	(59)	2,964
Loss and LAE reserves (3)(4)	—	53	—	53
Total policyholders' surplus and reserves	7,340	1,398	—	8,738
Present value of installment premium	819	254	—	1,073
CCS	400	—	—	400
Total claims-paying resources	$8,559	$1,652	$—	$10,211

Statutory net exposure (3)(5)	$201,090	$64,486	$(580)	$264,996
Net debt service outstanding (3)(5)	$323,905	$96,676	$(1,042)	$419,539

Ratios:
Net exposure to qualified statutory capital	41:1	86:1		46:1
Capital ratio (6)	66:1	130:1		73:1
Financial resources ratio (7)	38:1	59:1		41:1
Statutory net exposure to claims-paying resources	23:1	39:1		26:1

Separate company statutory basis:
Admitted assets	$7,057	$1,491
Total liabilities	3,533	745
Loss and LAE reserves (recoverable)	(174)	53
Paid in capital stock	441	826
1)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory-basis, except for contingency reserves.
2)    Eliminations consist of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    The numbers shown for AG have been adjusted to include its share of its U.K. and French insurance subsidiaries.
4)    Loss and LAE reserves exclude adjustments to claims-paying resources for AG because the balance was in a net recoverable position of $170 million.
5)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $4,085 million of specialty business.
6)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP

	Three Months Ended					Three Months Ended
	December 31, 2024					December 31, 2023
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$77	$102	$1	$6	$186	$82	$42	$11	$1	$136
Less: Installment GWP and other GAAP adjustments (1)	44	101	1	6	152	54	37	11	1	103
Upfront GWP	33	1	—	—	34	28	5	—	—	33
Plus: Installment premiums and other(2)	44	22	1	20	87	55	40	26	1	122
Total PVP	$77	$23	$1	$20	$121	$83	$45	$26	$1	$155

Gross par written	$8,419	$436	$231	$2,140	$11,226	$6,712	$874	$785	$304	$8,675

	Year Ended					Year Ended
	December 31, 2024					December 31, 2023
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$259	$136	$20	$25	$440	$211	$82	$59	$5	$357
Less: Installment GWP and other GAAP adjustments (1)	143	115	17	25	300	109	74	59	5	247
Upfront GWP	116	21	3	—	140	102	8	—	—	110
Plus: Installment premiums and other(2)	154	46	22	40	262	110	75	68	41	294
Total PVP	$270	$67	$25	$40	$402	$212	$83	$68	$41	$404

Gross par written	$23,758	$2,673	$1,476	$3,922	$31,829	$22,464	$1,544	$1,886	$3,066	$28,960

(1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, and GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. Includes the present value of future premiums and fees associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written (1 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended December 31,
	2024	2023
Sector:
U.S. public finance:
General obligation	$2,815	$2,336
Municipal utilities	1,870	1,153
Transportation	1,823	1,597
Healthcare	1,000	844
Tax backed	800	654
Higher education	111	104
Housing revenue	—	16
Infrastructure finance	—	8
Total U.S. public finance	8,419	6,712
Non-U.S. public finance:
Regulated utilities	257	157
Infrastructure finance	179	614
Sovereign and sub-sovereign	—	103
Total non-U.S. public finance	436	874
Total public finance	8,855	7,586

U.S. structured finance:
Insurance securitizations	104	575
Pooled corporate obligations	60	41
Subscription finance facilities	57	79
Structured credit	10	90
Total U.S. structured finance	231	785
Non-U.S. structured finance:
Subscription finance facilities	1,206	228
Commercial mortgage-backed securities	653	—
Pooled corporate obligations	281	76
Total non-U.S. structured finance	2,140	304
Total structured finance	2,371	1,089

Total gross par written	$11,226	$8,675

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Gross Par Written (2 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Year Ended December 31,
	2024	2023
Sector:
U.S. public finance:
General obligation	$8,550	$8,450
Transportation	5,527	2,636
Municipal utilities	3,882	5,048
Tax backed	3,360	2,324
Healthcare	1,774	1,550
Higher education	483	403
Housing revenue	158	233
Infrastructure finance	—	1,793
Other public finance	24	27
Total U.S. public finance	23,758	22,464
Non-U.S. public finance:
Regulated utilities	2,060	574
Infrastructure finance	613	614
Sovereign and sub-sovereign	—	356
Total non-U.S. public finance	2,673	1,544
Total public finance	26,431	24,008

U.S. structured finance:
Insurance securitizations	554	1,325
Structured credit	295	365
Pooled corporate obligations	278	41
Subscription finance facilities	270	155
Commercial mortgage-backed securities	25	—
Other structured finance	54	—
Total U.S. structured finance	1,476	1,886
Non-U.S. structured finance:
Subscription finance facilities	2,008	1,083
Commercial mortgage-backed securities	653	—
Pooled corporate obligations	639	564
Other structured finance	622	1,419
Total non-U.S. structured finance	3,922	3,066
Total structured finance	5,398	4,952

Total gross par written	$31,829	$28,960

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-23	2Q-23	3Q-23	4Q-23	1Q-24	2Q-24	3Q-24	4Q-24	2023	2024
PVP:
Public finance - U.S.	$22	$77	$30	$83	$43	$116	$34	$77	$212	$270
Public finance - non-U.S.	30	6	2	45	1	33	10	23	83	67
Structured finance - U.S.	27	3	12	26	15	4	5	1	68	25
Structured finance - non-U.S.	33	5	2	1	4	2	14	20	41	40
Total PVP (1)	$112	$91	$46	$155	$63	$155	$63	$121	$404	$402

Reconciliation of GWP to PVP:

Total GWP	$86	$95	$40	$136	$61	$132	$61	$186	$357	$440
Less: Installment GWP and other GAAP adjustments	69	58	17	103	28	102	18	152	247	300
Upfront GWP	17	37	23	33	33	30	43	34	110	140
Plus: Installment premiums and other(2)	95	54	23	122	30	125	20	87	294	262
Total PVP	$112	$91	$46	$155	$63	$155	$63	$121	$404	$402

Gross par written:
Public finance - U.S.	$2,907	$7,747	$5,098	$6,712	$2,909	$7,043	$5,387	$8,419	$22,464	$23,758
Public finance - non-U.S.	360	249	61	874	—	1,572	665	436	1,544	2,673
Structured finance - U.S.	582	252	267	785	480	214	551	231	1,886	1,476
Structured finance - non-U.S.(1)	1,514	726	522	304	354	594	834	2,140	3,066	3,922
Total	$5,363	$8,974	$5,948	$8,675	$3,743	$9,423	$7,437	$11,226	$28,960	$31,829

1)    PVP and gross par written include the present value (PV) of future premiums and total exposure, respectively, associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. Includes the present value of future premiums and fees associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Earnings of Deferred Premium Revenue	Accretion of Discount	Effect of FG VIE Consolidation on Earnings of Deferred Premium Revenue and Accretion of Discount	Future Credit Derivative Revenues (3)
2024 (as of December 31)		$415,966
2025 Q1	$5,606	410,360	$76	$9	$1	$3
2025 Q2	5,172	405,188	75	9	1	2
2025 Q3	6,800	398,388	74	9	1	2
2025 Q4	6,673	391,715	72	8	1	2
2026	22,363	369,352	275	33	3	9
2027	20,078	349,274	259	31	2	8
2028	20,000	329,274	246	29	2	7
2029	21,334	307,940	227	27	2	7

2025-2029	108,026	307,940	1,304	155	13	40
2030-2034	95,238	212,702	917	115	11	28
2035-2039	73,723	138,979	597	84	6	21
2040-2044	51,077	87,902	389	55	—	13
2045-2049	39,879	48,023	259	32	—	6
2050-2054	26,906	21,117	137	15	—	—
After 2054	21,117	—	109	12	—	—
Total	$415,966		$3,712	$468	$30	$108

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve(4)

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,712	$29
Specialty	5	—
Net deferred premium revenue	3,717	29
Contra-paid	(23)	(3)
Net unearned premium reserve	$3,694	$26

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2024. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See also page 27, for ‘‘Net Expected Loss to be Expensed.’’
3)    Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Roll Forward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Roll Forward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended December 31, 2024

	Net Expected Loss to be Paid (Recovered) as of September 30, 2024	Net Economic Loss Development (Benefit) During 4Q-24	Net (Paid) Recovered Losses During 4Q-24	Net Expected Loss to be Paid (Recovered) as of December 31, 2024
Public Finance:
U.S. public finance	$238	$5	$(225)	$18
Non-U.S public finance	81	18	(1)	98
Public Finance	319	23	(226)	116

Structured Finance:
U.S. RMBS	(46)	(6)	9	(43)
Other structured finance	33	—	—	33
Structured Finance	(13)	(6)	9	(10)
Total	$306	$17	$(217)	$106

Roll Forward of Net Expected Loss and LAE to be Paid (1) for the Year Ended December 31, 2024

	Net Expected Loss to be Paid (Recovered) as of December 31, 2023	Net Economic Loss Development (Benefit) During 2024	Net (Paid) Recovered Losses During 2024	Net Expected Loss to be Paid (Recovered) as of December 31, 2024
Public Finance:
U.S. public finance	$398	$(9)	$(371)	$18
Non-U.S public finance	20	81	(3)	98
Public Finance	418	72	(374)	116

Structured Finance:
U.S. RMBS	43	(75)	(11)	(43)
Other structured finance	44	—	(11)	33
Structured Finance	87	(75)	(22)	(10)
Total	$505	$(3)	$(396)	$106

1)    Includes net expected loss to be paid (recovered), economic loss development (benefit) and (paid) recovered losses for all contracts (i.e., those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
(dollars in millions)

	As of December 31, 2024	Three Months Ended December 31, 2024
	Total Net Par Outstanding for BIG Transactions	Net Economic Loss Development (Benefit)	GAAP Loss and LAE(1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE(3)
Public finance:
U.S. public finance	$2,888	$5	$24	$24	$28
Non-U.S public finance	6,398	18	4	4	4
Public finance	9,286	23	28	28	32
Structured finance:
U.S. RMBS	$819	(6)	(1)	—	(2)
Other structured finance	77	—	1	1	1
Structured finance	896	(6)	—	1	(1)
Total	$10,182	$17	$28	$29	$31

	As of December 31, 2024	Year Ended December 31, 2024
	Total Net Par Outstanding for BIG Transactions	Net Economic Loss Development (Benefit)	GAAP Loss and LAE(1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE(3)
Public finance:
U.S. public finance	$2,888	$(9)	$12	$12	$24
Non-U.S public finance	6,398	81	4	4	4
Public finance	9,286	72	16	16	28
Structured finance:
U.S. RMBS	$819	(75)	(43)	(45)	(50)
Other structured finance	77	—	1	4	4
Structured finance	896	(75)	(42)	(41)	(46)
Total	$10,182	$(3)	$(26)	$(25)	$(18)

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of December 31, 2024
(dollars in millions)

GAAP

2025 Q1	$3
2025 Q2	4
2025 Q3	3
2025 Q4	3
2026	13
2027	16
2028	18
2029	17
2025-2029	77
2030-2034	78
2035-2039	37
2040-2044	12
2045-2049	20
2050-2054	14
After 2054	2
Total expected present value of net expected loss to be expensed (2)	240
Future expected accretion	(49)
Total expected future loss and LAE	$191

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 1.98% to 5.22%.
2)    Excludes $21 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding by Asset Type

	As of December 31, 2024	As of December 31, 2023
U.S. public finance:
General obligation	$78,162	$74,609
Tax backed	33,288	33,060
Municipal utilities	30,036	29,300
Transportation	26,958	22,052
Healthcare	14,007	12,604
Infrastructure finance	8,663	8,796
Higher education	7,381	7,250
Housing revenue	1,272	1,152
Investor-owned utilities	325	329
Renewable energy	164	167
Other public finance	919	970
Total U.S. public finance	201,175	190,289
Non-U.S public finance:
Regulated utilities	22,361	20,545
Infrastructure finance	14,961	15,430
Sovereign and sub-sovereign	9,181	9,869
Renewable energy	1,596	2,030
Pooled infrastructure	1,101	1,133
Total non-U.S. public finance	49,200	49,007
Total public finance	250,375	239,296

U.S. structured finance:
Insurance securitizations	4,495	4,379
RMBS	1,507	1,774
Pooled corporate obligations	607	631
Financial products	492	464
Consumer receivables	212	314
Subscription finance facilities	185	178
Other structured finance	955	892
Total U.S. structured finance	8,453	8,632
Non-U.S. structured finance:
Subscription finance facilities	1,385	444
Pooled corporate obligations	468	425
RMBS	221	252
Other structured finance	650	104
Total non-U.S structured finance	2,724	1,225
Total structured finance	11,177	9,857

Total net par outstanding	$261,552	$249,153

Please refer to the Glossary for an explanation of the presentation of net par outstanding and various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of December 31, 2024
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$25	—%	$2,074	4.2%	$512	6.1%	$470	17.3%	$3,081	1.2%
AA	17,664	8.8	2,854	5.8	5,386	63.7	58	2.1	25,962	9.9
A	111,502	55.5	13,046	26.5	952	11.3	2,117	77.7	127,617	48.8
BBB	69,096	34.3	24,828	50.5	707	8.3	79	2.9	94,710	36.2
BIG	2,888	1.4	6,398	13.0	896	10.6	—	—	10,182	3.9
Net Par Outstanding (1)	$201,175	100.0%	$49,200	100.0%	$8,453	100.0%	$2,724	100.0%	$261,552	100.0%
1)    As of December 31, 2024, the Company excluded $1.2 billion of net par outstanding attributable to Loss Mitigation Securities.
Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of December 31, 2024
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$36,080	13.8%
Texas	26,004	9.9
New York	19,572	7.5
Pennsylvania	18,448	7.1
Illinois	12,536	4.8
Florida	11,353	4.3
New Jersey	8,824	3.4
Louisiana	4,994	1.9
Michigan	4,877	1.9
Colorado	4,012	1.5
Other	54,475	20.8
Total U.S. public finance	201,175	76.9
U.S. structured finance (multiple states)	8,453	3.2
Total U.S.	209,628	80.1

Non-U.S.:
United Kingdom	41,001	15.7
Australia	1,740	0.7
Spain	1,506	0.6
France	1,477	0.5
Canada	1,243	0.5
Other	4,957	1.9
Total non-U.S.	51,924	19.9

Total net par outstanding	$261,552	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Business
(dollars in millions)

	As of December 31, 2024		As of December 31, 2023
	Gross Exposure (2)	Net Exposure (2)	Gross Exposure (2)	Net Exposure (2)
Diversified real estate	$2,004	$2,004	$1,569	$1,569
Insurance securitizations (1)	1,449	1,126	1,370	1,043
Pooled corporate obligations	868	868	488	488
Aircraft residual value insurance	147	87	355	200

1)    Insurance securitizations exposure is projected to reach $1.5 billion gross and $1.2 billion net in 2025.
2)    All exposures are rated investment-grade, except for aircraft residual value insurance gross and net exposure of $5 million as of December 31, 2024 and gross exposure of $144 million and net exposure of $84 million as of December 31, 2023.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance				Structured Finance
	U.S. Public Finance	Non-U.S. Public Finance	Total	Estimated Ending Net Par Outstanding	U.S. RMBS	U.S. and Non-U.S. Pooled Corporate	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2024 (as of December 31)				$250,375					$11,177
2025 Q1	$1,695	$560	$2,255	248,120	$53	$7	$449	$509	10,668
2025 Q2	1,654	163	1,817	246,303	51	14	570	635	10,033
2025 Q3	3,139	475	3,614	242,689	53	68	295	416	9,617
2025 Q4	2,355	1,443	3,798	238,891	49	21	204	274	9,343
2026	8,722	2,123	10,845	228,046	185	239	683	1,107	8,236
2027	8,281	927	9,208	218,838	150	402	382	934	7,302
2028	8,603	949	9,552	209,286	152	180	624	956	6,346
2029	8,720	2,692	11,412	197,874	141	49	699	889	5,457

2025-2029	43,169	9,332	52,501	197,874	834	980	3,906	5,720	5,457
2030-2034	43,628	10,628	54,256	143,618	323	61	2,837	3,221	2,236
2035-2039	37,432	8,621	46,053	97,565	343	34	629	1,006	1,230
2040-2044	30,116	2,010	32,126	65,439	—	—	702	702	528
2045-2049	24,483	3,323	27,806	37,633	7	—	521	528	—
2050-2054	16,645	4,231	20,876	16,757	—	—	—	—	—
After 2054	5,702	11,055	16,757	—	—	—	—	—	—
Total	$201,175	$49,200	$250,375		$1,507	$1,075	$8,595	$11,177

Net par outstanding (end of period)

	1Q-23	2Q-23	3Q-23	4Q-23	1Q-24	2Q-24	3Q-24	4Q-24
Public finance - U.S.	$180,837	$186,323	$185,973	$190,289	$189,895	$194,593	$195,837	$201,175
Public finance - non-U.S.	45,909	47,658	45,748	49,007	48,237	49,583	52,083	49,200
Structured finance - U.S.	8,660	8,827	8,975	8,632	8,643	8,759	8,717	8,453
Structured finance - non-U.S.	977	1,205	1,137	1,225	1,369	1,461	1,559	2,724
Net par outstanding	$236,383	$244,013	$241,833	$249,153	$248,144	$254,396	$258,196	$261,552

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Puerto Rico Profile
As of December 31, 2024
(dollars in millions)

	Net Par Outstanding
	AG	AG Re	Total Net Par Outstanding	Gross Par Outstanding
Defaulted Puerto Rico Exposure
PREPA	$378	$154	$532	$540

Resolved Puerto Rico Exposure
Puerto Rico Highway and Transportation Authority	$—	$13	$13	$13

Non-Defaulting Puerto Rico Exposure
Puerto Rico Municipal Finance Agency	$76	$15	$91	$97
University of Puerto Rico	1	—	1	1
Total non-defaulting	$77	$15	$92	$98

PREPA Amortization Schedule

	Scheduled Net Par Amortization	Scheduled Net Debt Service Amortization
2025 (January 1 - March 31)	$—	$10
2025 (April 1 - June 30)	—	3
2025 (July 1 - September 30)	68	78
2025 (October 1 - December 31)	—	2
Subtotal 2025	68	93
2026	106	126
2027	106	122
2028	68	80
2029	39	47
2030-2034	141	157
2035-2037	4	4
Total	$532	$629

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2024
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$549	51.1%	40.5%	49.3%
AA	65	6.0	36.1%	36.1%
A	309	28.7	57.6%	42.2%
BBB	152	14.2	35.5%	36.7%
Total exposures	$1,075	100.0%	44.5%	44.7%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions
Asset class:
Trust preferred
Banks and insurance	$198	18.5%	42.4%	66.8%	7
U.S. mortgage and real estate investment trusts	52	4.8	48.4%	66.1%	3
CLOs	825	76.7	44.7%	38.0%	10
Total exposures	$1,075	100.0%	44.5%	44.7%	20

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	December 31, 2024	December 31, 2023
U.S. public finance:
Healthcare	$1,200	$1,079
Municipal utilities	813	914
General obligation	286	286
Tax backed	123	503
Transportation	107	109
Higher education	88	100
Housing revenue	67	70
Investor-owned utilities	47	47
Infrastructure finance	45	45
Other public finance	112	118
Total U.S. public finance	2,888	3,271
Non-U.S. public finance:
Regulated utilities	4,744	—
Renewable energy	851	271
Infrastructure finance	765	815
Sovereign and sub-sovereign	38	45
Total non-U.S. public finance	6,398	1,131
Total public finance	9,286	4,402

U.S. structured finance:
RMBS	819	941
Insurance securitizations	40	40
Consumer receivables	37	52
Other structured finance	—	2
Total U.S. structured finance	896	1,035
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	896	1,035
Total BIG net par outstanding	$10,182	$5,437

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Surveillance Category (1)

	As of
	December 31, 2024	December 31, 2023
BIG Category 1
U.S. public finance	$2,119	$1,257
Non-U.S. public finance	5,879	1,131
U.S. structured finance	104	22
Non-U.S. structured finance	—	—
Total BIG Category 1	8,102	2,410
BIG Category 2
U.S. public finance	137	926
Non-U.S. public finance	519	—
U.S. structured finance	50	63
Non-U.S. structured finance	—	—
Total BIG Category 2	706	989
BIG Category 3
U.S. public finance	632	1,088
Non-U.S. public finance	—	—
U.S. structured finance	742	950
Non-U.S. structured finance	—	—
Total BIG Category 3	1,374	2,038
BIG Total	$10,182	$5,437
1)    The Company assigns each BIG exposure to one of the three BIG surveillance categories below, which generally represent the following: BIG 1: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is less than 50%, regardless of whether the Company has or has not paid a liquidity claim. BIG 2: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, but for which no claims (other than liquidity claims) have yet been paid. BIG 3: Below-investment-grade exposures for which future losses are expected, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, and for which claims, other than liquidity claims have been paid.

For purposes of classifying BIG exposures into one of the three BIG categories, the Company calculates the present value of projected claim payments and recoveries using the pre-tax book yield of the relevant insurance subsidiary’s investment portfolio as the applicable discount rate.

For financial statement measurement purposes, the Company uses risk-free rates (as determined each quarter) for discounting, rather than pre-tax book yield of the investment portfolio, to calculate the expected losses to be paid. Expected losses to be paid (recovered) are based on probability weighted scenarios and serve as the basis for the loss reserves reported in accordance with U.S. GAAP.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of December 31, 2024
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
ProMedica Healthcare Obligated Group, Ohio	$820	BB
PREPA	532	CCC
Palomar Health	374	B
Jackson Water & Sewer System, Mississippi	148	BB
Puerto Rico Municipal Finance Agency	91	CCC
New Jersey City University	87	BB
Stockton City, California	86	B
Harrisburg Parking System, Pennsylvania	81	B
San Jacinto River Authority (GRP Project), Texas	56	BB+
Indiana University of Pennsylvania, Pennsylvania	53	CCC
Total U.S. public finance	2,328

Non-U.S. public finance:
Southern Water Services Limited	2,611	BB
Thames Water Utilities Finance Plc	2,133	B
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	519	B+
Q Energy - Phase II - Pride Investments, S.A.	260	BB+
Hypersol Solar Inversiones, S.A.U.	253	BB+
Q Energy - Phase III - FSL Issuer, S.A.U.	237	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	111	BB+
Q Energy - Phase IV - Anselma Issuer, S.A.	101	BB+
Road Management Services PLC (A13 Highway)	99	B+
Total non-U.S. public finance	6,324
Total public finance	8,652

U.S. structured finance:
RMBS:
Option One 2007-FXD2	97	B	15.2%
Option One Mortgage Loan Trust 2007-HL1	96	CCC	22.5%
Argent Securities Inc. 2005-W4	93	CCC	9.8%
Nomura Asset Accept. Corp. 2007-1	52	CCC	16.3%
Total RMBS-U.S. structured finance	338

Total non-U.S. structured finance	—
Total structured finance	338

Total	$8,990

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of December 31, 2024
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$2,362	BBB
Pennsylvania (Commonwealth of)	2,132	BBB+
Lower Colorado River Authority	1,642	A
Metro Washington Airports Authority (Dulles Toll Road)	1,631	BBB+
JFK New Terminal One, New York	1,600	BBB-
Alameda Corridor Transportation Authority, California	1,373	BBB
North Texas Tollway Authority	1,355	A+
New York Power Authority	1,334	AA-
New York Metropolitan Transportation Authority	1,314	A-
Foothill/Eastern Transportation Corridor Agency, California	1,269	BBB+
Philadelphia Water & Wastewater, Pennsylvania	1,150	A
South Carolina Public Service Authority - Santee Cooper	1,149	BBB
Brightline Trains Florida LLC	1,133	BBB-
Montefiore Medical Center, New York	1,129	BBB-
Central Florida Expressway Authority, Florida	1,054	A+
North Carolina Turnpike Authority	1,046	BBB
CommonSpirit Health, Illinois	1,000	A-
San Joaquin Hills Transportation, California	985	BBB
Yankee Stadium LLC New York City Industrial Development Authority	929	BBB
JFK Terminal 6, New York	921	BBB-
Harris County - Houston Sports Authority, Texas	907	A-
Municipal Electric Authority of Georgia	899	BBB+
Illinois (State of)	882	BBB
San Diego Family Housing, LLC	880	AA
Philadelphia School District, Pennsylvania	869	A-
Chicago Water, Illinois	854	BBB+
Metropolitan Pier and Exposition Authority, Illinois	848	BBB-
ProMedica Healthcare Obligated Group, Ohio	820	BB
Pittsburgh Water & Sewer, Pennsylvania	787	A-
Dade County Seaport, Florida	780	A-
Houston Airport System, Texas	767	A
Thomas Jefferson University	765	A-
California (State of)	745	AA-
Chicago Public Schools, Illinois	715	BBB-
Maine (State of)	706	A
Tucson (City of), Arizona	679	A+
Nassau County, New York	674	AA-
Pennsylvania Turnpike Commission	658	A-
Massachusetts (Commonwealth of) Water Resources	656	AA
Wisconsin (State of)	654	A
Anaheim (City of), California	642	A-
Clark County School District, Nevada	642	A-
New York Transportation Development Corporation (LaGuardia Airport Terminal Redevelopment Project)	637	BBB-
Philadelphia (City of), Pennsylvania	636	A-
New York (City of), New York	636	AA-
Chicago-O'Hare International Airport, Illinois	626	A-
Pittsburgh International Airport, Pennsylvania	617	A-
Chicago (City of) Wastewater Transmission, Illinois	603	BBB+
Mets Queens Ballpark	590	BBB
Private Transaction	590	BBB-
Total top 50 U.S. public finance exposures	$48,272

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of December 31, 2024
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating(1)
Private US Insurance Securitization	$1,196	AA-
Private US Insurance Securitization	1,100	AA-
Private US Insurance Securitization	1,100	AA
Private US Insurance Securitization	414	AA-
Private US Insurance Securitization	398	AA-
Private Middle Market CLO	167	A
DB Master Finance LLC	165	BBB
Private Middle Market CLO	125	BBB
SLM Student Loan Trust 2007-A	123	AA
Private US Insurance Securitization	120	AA
Private US Insurance Securitization	108	A
CWABS 2007-4	101	BBB+
Private Balloon Note Guarantee	100	A
Option One 2007-FXD2	97	B
Option One Mortgage Loan Trust 2007-HL1	96	CCC
Argent Securities Inc. 2005-W4	93	CCC
Private Subscription Finance Transaction	76	A-
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Balloon Note Guarantee	60	BBB
Private Other Structured Finance Transaction	53	A-
Nomura Asset Accept. Corp. 2007-1	52	CCC
Private Balloon Note Guarantee	50	A
CWALT Alternative Loan Trust 2007-HY9	48	BBB+
Wendy's Funding, LLC	46	BBB
New Century 2005-A	46	CCC
Total top 25 U.S. structured finance exposures	$5,997

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of December 31, 2024
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,611	BB
Thames Water Utilities Finance Plc	United Kingdom	2,133	B
Southern Gas Networks PLC	United Kingdom	2,082	BBB+
Dwr Cymru Financing Limited	United Kingdom	1,838	A-
Anglian Water Services Financing PLC	United Kingdom	1,746	A-
National Grid Gas PLC	United Kingdom	1,657	A-
Yorkshire Water Services Finance Plc	United Kingdom	1,243	BBB
Channel Link Enterprises Finance PLC	France, United Kingdom	1,214	BBB
Quebec Province	Canada	1,021	AA-
Capital Hospitals (Issuer) PLC	United Kingdom	980	BBB-
Severn Trent Water Utilities Finance Plc	United Kingdom	980	BBB+
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	962	AAA
British Broadcasting Corporation (BBC)	United Kingdom	958	A+
United Utilities Water PLC	United Kingdom	888	A-
Heathrow Funding Limited	United Kingdom	873	BBB
Wessex Water Services Finance Plc	United Kingdom	762	BBB+
National Grid Company PLC	United Kingdom	739	BBB+
South West Water UK	United Kingdom	709	BBB+
Aspire Defence Finance plc	United Kingdom	702	BBB+
Verdun Participations 2 S.A.S.	France	671	BBB-
South East Water	United Kingdom	636	BBB
Private Other Structured Finance Transaction	Australia	552	A-
Private International Sub-Sovereign Transaction	United Kingdom	543	A+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	519	B+
Campania Region - Healthcare receivable	Italy	508	BBB-
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	507	BBB+
University of Sussex	United Kingdom	501	BBB
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	486	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	483	BBB-
Derby Healthcare PLC	United Kingdom	450	BBB
Sydney Airport Finance Company	Australia	437	BBB+
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	433	BBB
Sutton and East Surrey Water plc	United Kingdom	395	BBB
Envestra Limited	Australia	395	A-
International Infrastructure Pool	United Kingdom	367	AAA
International Infrastructure Pool	United Kingdom	367	AAA
International Infrastructure Pool	United Kingdom	367	AAA
University of Essex, United Kingdom	United Kingdom	367	BBB
South Lanarkshire Schools	United Kingdom	356	BBB
Western Power Distribution (South West) PLC	United Kingdom	343	BBB+
Northumbrian Water PLC	United Kingdom	321	BBB+
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	317	BBB
Private International Sub-Sovereign Transaction	United Kingdom	311	A
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	300	BBB-
Portsmouth Water, United Kingdom	United Kingdom	286	BBB
Western Power Distribution (South Wales) PLC	United Kingdom	282	BBB+
Japan Expressway Holding and Debt Repayment Agency	Japan	281	A+
South Staffordshire Water PLC	United Kingdom	280	A-
Bakethin Finance Plc	United Kingdom	279	A-
Private International Sub-Sovereign Transaction	United Kingdom	269	A
Total top 50 non-U.S. exposures		$36,707

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Segment revenues	$—	$5	$10	$76
Segment expenses	—	3	6	78
Equity in earnings (losses) of investees	—	5	2	5
Segment adjusted operating income (loss) before income taxes	—	7	6	3
Less: Provision (benefit) for income taxes	—	1	1	—
Segment adjusted operating income (loss)	$—	$6	$5	$3

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Gain on sale of asset management subsidiaries	$—	$7	$—	$262
Other	4	5	17	13
Total revenues	4	12	17	275

Expenses
Interest expense	26	26	101	99
Employee compensation and benefit expenses	7	10	32	38
Other operating expenses	8	15	36	79
Total expenses	41	51	169	216
Equity in earnings (losses) of investees	5	—	5	—
Adjusted operating income (loss) before income taxes	(32)	(39)	(147)	59
Less: Provision (benefit) for income taxes	2	(23)	(12)	14
Adjusted operating income (loss)	$(34)	$(16)	$(135)	$45

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended December 31, 2024
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(1)	—	$—	$(1)
Net investment income	(1)	—	(3)	(4)
Fair value gains (losses) on CIVs	—	15	—	15
Total revenues	(2)	15	(3)	10
Expenses
Loss expense (benefit)	(2)	—	—	(2)
Interest expense	—	—	(3)	(3)
Total expenses	(2)	—	(3)	(5)
Equity in earnings (losses) of investees	—	(9)	—	(9)
Adjusted operating income (loss) before income taxes	—	6	—	6
Less: Provision (benefit) for income taxes	—	—	—	—
Less: Noncontrolling interests	—	4	—	4
Adjusted operating income (loss)	$—	$2	$—	$2

	Three Months Ended December 31, 2023
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net investment income	$(1)	$—	$(3)	$(4)
Fair value gains (losses) on FG VIEs	10	—	—	10
Fair value gains (losses) on CIVs	—	28	—	28
Other income (loss)	(1)	—	—	(1)
Total revenues	8	28	(3)	33
Expenses
Interest expense	(3)	—	—	(3)
Other operating expenses	—	—	(3)	(3)
Total expenses	(3)	—	(3)	(6)
Equity in earnings (losses) of investees	—	(24)	—	(24)
Adjusted operating income (loss) before income taxes	11	4	—	15
Less: Provision (benefit) for income taxes	2	1	—	3
Less: Noncontrolling interests	—	3	—	3
Adjusted operating income (loss)	$9	$—	$—	$9

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Year Ended December 31, 2024
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(3)	—	(10)	(13)
Fair value gains (losses) on FG VIEs	(11)	—	—	(11)
Fair value gains (losses) on CIVs	—	69	—	69
Other income (loss)	(2)	(2)	—	(4)
Total revenues	(19)	67	(10)	38
Expenses
Loss expense (benefit)	(7)	—	—	(7)
Interest expense	—	—	(10)	(10)
Total expenses	(7)	—	(10)	(17)
Equity in earnings (losses) of investees	—	(47)	—	(47)
Adjusted operating income (loss) before income taxes	(12)	20	—	8
Less: Provision (benefit) for income taxes	(2)	—	—	(2)
Less: Noncontrolling interests	—	16	—	16
Adjusted operating income (loss)	$(10)	$4	$—	$(6)

	Year Ended December 31, 2023
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(3)	—	(10)	(13)
Asset management fees	—	(25)	14	(11)
Fair value gains (losses) on FG VIEs	8	—	—	8
Fair value gains (losses) on CIVs	—	88	—	88
Foreign exchange gains (losses) on remeasurement	—	(1)	—	(1)
Other income (loss)	(4)	(3)	—	(7)
Total revenues	(2)	59	4	61
Expenses
Loss expense (benefit)	3	—	—	3
Interest expense	—	—	(10)	(10)
Other operating expenses	—	(1)	14	13
Total expenses	3	(1)	4	6
Equity in earnings (losses) of investees	—	(59)	—	(59)
Adjusted operating income (loss) before income taxes	(5)	1	—	(4)
Less: Provision (benefit) for income taxes	(1)	(4)	—	(5)
Less: Noncontrolling interests	—	22	—	22
Adjusted operating income (loss)	$(4)	$(17)	$—	$(21)

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2024	2023	2022	2021	2020
GAAP Summary Statements of Operations Data
Net earned premiums	$403	$344	$494	$414	$485
Net investment income	340	365	269	269	297
Total expenses	446	733	536	465	729
Income (loss) before income taxes	426	640	187	383	386
Net income (loss) attributable to AGL	376	739	124	389	362
Net income (loss) attributable to AGL per diluted share	6.87	12.30	1.92	5.23	4.19

GAAP Summary Balance Sheet Data
Total investments and cash	$8,784	$9,212	$8,472	$9,728	$10,000
Total assets	11,901	12,539	16,843	18,208	15,334
Unearned premium reserve	3,719	3,658	3,620	3,716	3,735
Loss and LAE reserve	268	376	296	869	1,088
Long-term debt	1,699	1,694	1,675	1,673	1,224
Shareholders’ equity attributable to AGL	5,495	5,713	5,064	6,292	6,643
Shareholders’ equity attributable to AGL per share	108.80	101.63	85.80	93.19	85.66

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$415,966	$397,636	$369,951	$367,360	$366,233
Gross debt service outstanding (end of period)	416,463	398,037	370,172	367,770	366,692
Net par outstanding (end of period)	261,552	249,153	233,258	236,392	234,153
Gross par outstanding (end of period)	262,032	249,535	233,438	236,765	234,571

Other Financial Information (Statutory Basis) (1)
Financial guaranty:
Net debt service outstanding (end of period)	$415,454	$396,448	$366,883	$362,013	$360,392
Gross debt service outstanding (end of period)	415,951	396,849	367,103	362,423	360,852
Net par outstanding (end of period)	260,911	247,833	230,294	231,742	229,008
Gross par outstanding (end of period)	261,391	248,215	230,474	232,115	229,426

Claims-paying resources (2)
Policyholders' surplus	$4,329	$4,807	$5,155	$5,572	$5,077
Contingency reserve	1,392	1,296	1,202	1,225	1,557
Qualified statutory capital	5,721	6,103	6,357	6,797	6,634
Unearned premium reserve and net deferred ceding commission income	2,964	2,955	2,941	2,972	2,983
Loss and LAE reserves	53	145	165	167	202
Total policyholders' surplus and reserves	8,738	9,203	9,463	9,936	9,819
Present value of installment premium	1,073	1,062	955	883	858
CCS	400	400	400	400	400
Total claims-paying resources	$10,211	$10,665	$10,818	$11,219	$11,077

Ratios:
Net exposure to qualified statutory capital	46:1	41:1	36:1	34:1	35:1
Capital ratio	73:1	66:1	58:1	53:1	54:1
Financial resources ratio	41:1	37:1	34:1	32:1	33:1
Adjusted statutory net exposure to claims-paying resources	26:1	24:1	21:1	21:1	21:1

Par and Debt Service Written (Financial Guaranty and Specialty)
Gross debt service written:
Public finance - U.S.	$44,019	$41,902	$36,954	$35,572	$33,596
Public finance - non-U.S.	3,302	3,286	756	1,890	1,860
Structured finance - U.S.	1,495	2,130	1,120	1,319	508
Structured finance - non-U.S.	4,078	3,084	551	431	254
Total gross debt service written	$52,894	$50,402	$39,381	$39,212	$36,218

Net debt service written	$52,760	$50,402	$39,381	$39,212	$35,965
Net par written	31,695	28,960	22,047	26,656	23,012
Gross par written	31,829	28,960	22,047	26,656	23,265
1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 19 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2024	2023	2022	2021	2020
Total GWP	$440	$357	$360	$377	$454
Less: Installment GWP and other GAAP adjustments (2)	300	247	145	158	191
Upfront GWP	140	110	215	219	263
Plus: Installment premiums and other(3)	262	294	160	142	127
Total PVP	$402	$404	$375	$361	$390

PVP:
Public finance - U.S.	$270	$212	$257	$235	$292
Public finance - non-U.S.	67	83	68	79	82
Structured finance - U.S.	25	68	43	42	14
Structured finance - non-U.S.	40	41	7	5	2
Total PVP	$402	$404	$375	$361	$390

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$376	$739	$124	$389	$362
Less pre-tax adjustments:
Realized gains (losses) on investments	9	(14)	(56)	15	18
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	14	106	(18)	(64)	65
Fair value gains (losses) on CCS	(10)	(35)	24	(28)	(1)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(26)	51	(110)	(21)	42
Total pre-tax adjustments	(13)	108	(160)	(98)	124
Less tax effect on pre-tax adjustments	—	(17)	17	17	(18)
Adjusted operating income (loss)	$389	$648	$267	$470	$256

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$6.87	$12.30	$1.92	$5.23	$4.19
Less pre-tax adjustments:
Realized gains (losses) on investments	0.16	(0.23)	(0.87)	0.20	0.21
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.27	1.75	(0.27)	(0.85)	0.75
Fair value gains (losses) on CCS	(0.19)	(0.57)	0.37	(0.38)	(0.01)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.47)	0.84	(1.72)	(0.29)	0.49
Total pre-tax adjustments	(0.23)	1.79	(2.49)	(1.32)	1.44
Tax effect on pre-tax adjustments	—	(0.27)	0.27	0.23	(0.22)
Adjusted operating income (loss) per diluted share	$7.10	$10.78	$4.14	$6.32	$2.97
1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, and GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. Includes the present value of future premiums and fees associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations (1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2024	2023	2022	2021	2020
Adjusted book value reconciliation:
Shareholders’ equity attributable to AGL	$5,495	$5,713	$5,064	$6,292	$6,643
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	49	34	(71)	(54)	9
Fair value gains (losses) on CCS	2	13	47	23	52
Unrealized gain (loss) on investment portfolio	(397)	(361)	(523)	404	611
Less taxes	46	37	68	(72)	(116)
Adjusted operating shareholders’ equity	5,795	5,990	5,543	5,991	6,087
Pre-tax adjustments:
Less: Deferred acquisition costs	176	161	147	131	119
Plus: Net present value of estimated net future revenue	202	199	157	160	182
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,473	3,436	3,428	3,402	3,355
Plus taxes	(702)	(699)	(602)	(599)	(597)
Adjusted book value	$8,592	$8,765	$8,379	$8,823	$8,908

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $0, $(1), $(4), $(5), and $-)	$—	$5	$17	$32	$2
Adjusted book value (net of tax (provision) benefit of $(2), $0, $(3), $(3), and $2)	$(6)	$—	$11	$23	$(8)

Adjusted book value per share reconciliation:
Shareholders’ equity attributable to AGL per share	$108.80	$101.63	$85.80	$93.19	$85.66
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.96	0.61	(1.21)	(0.80)	0.12
Fair value gains (losses) on CCS	0.05	0.22	0.80	0.34	0.66
Unrealized gain (loss) on investment portfolio	(7.86)	(6.40)	(8.86)	5.99	7.89
Less taxes	0.90	0.66	1.15	(1.07)	(1.50)
Adjusted operating shareholders’ equity per share	114.75	106.54	93.92	88.73	78.49
Pre-tax adjustments:
Less: Deferred acquisition costs	3.47	2.87	2.48	1.95	1.54
Plus: Net present value of estimated net future revenue	3.99	3.54	2.66	2.37	2.35
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	68.75	61.12	58.10	50.40	43.27
Plus taxes	(13.90)	(12.41)	(10.22)	(8.88)	(7.70)
Adjusted book value per share	$170.12	$155.92	$141.98	$130.67	$114.87

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	$0.01	$0.07	$0.28	$0.47	$0.03
Adjusted book value per share	$(0.13)	$—	$0.19	$0.34	$(0.10)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities, and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s non-U.S. regulated utility business is conducted in the U.K.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of non-U.S. infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s non-U.S. infrastructure business is conducted in the U.K.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the U.S.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. These transactions often benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s non-U.S. renewable energy business is conducted in Spain.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. The Company has not entered into a pooled infrastructure transaction since 2006.

Structured Finance:
Insurance Securitizations are transactions, including life insurance transactions, where obligations are secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Subscription Finance Facilities are lending facilities provided to closed-end private market funds, most frequently private-equity funds. The facilities are secured by the uncalled capital commitments of the limited partners (LP) to the fund. The Company may guarantee new or existing facilities and on a single facility or portfolio basis. Assured Guaranty’s exposures are generally to facilities with characteristics that include a high-quality fund sponsor with strong historical performance, a diverse LP base composed primarily of institutional LPs and experienced bank lenders.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guarantee of certain business written by financial products companies owned by Dexia SA, which comprised guaranteed investment contracts (GICs), medium term notes (MTNs) and equity payment undertaking agreements associated with leveraged lease business. This business is being run off with the final maturity due in 2031. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former financial products business.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other U.S. and Non-U.S. Structured Finance Obligations categories above.

Specialty Business
The Company also guarantees specialty business with similar risk profiles to its structured finance exposures written in financial guaranty form. Specialty business includes, for example, diversified real estate, insurance securitizations, pooled corporate obligations and aircraft residual value insurance (RVI) transactions.

Non-GAAP Financial Measures

The Company discloses both: (i) financial measures determined in accordance with GAAP; and (ii) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.
The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and CIVs in which certain subsidiaries invest.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; and (4) PVP.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation, enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments that are recognized in net income (loss) attributable to AGL, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income (loss) attributable to AGL, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income (loss) attributable to AGL. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income (loss) attributable to AGL. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

 4)     The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted to remove the effect of FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)    The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Director, Media Relations
(212) 408-6042
adurani@agltd.com